Exhibit 10.3

Execution Version

LUMEN PARENT GUARANTEE AGREEMENT

dated and effective as of

April 30, 2026,

by

LUMEN TECHNOLOGIES, INC.

-i-

This LUMEN PARENT GUARANTEE AGREEMENT, dated as of April 30, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), by and among LEVEL 3 FINANCING, INC. (the “Borrower”), a Delaware corporation and LUMEN TECHNOLOGIES, INC. (“Lumen” or the “Guarantor”), a Louisiana corporation and acknowledged by WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with any successor thereto, the “Administrative Agent”) for the Secured Parties.

WITNESSETH:

WHEREAS, the Borrower, Level 3 Parent, LLC, a Delaware limited liability company and the lenders party thereto from time to time (the “Lenders”), Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the other parties thereto from time to time, have entered into that certain Credit Agreement, dated as of March 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the extension of credit to the Borrower; and

WHEREAS, the Guarantor will obtain benefits from the extension of credit to the Borrower, and accordingly desires to execute this Guaranty.

Accordingly, the parties hereto agree as follows:

1. DEFINITIONS

Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless otherwise defined herein. References to (i) this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative and (ii) “Guaranty Effective Date” shall mean the date of this Guaranty. Notwithstanding anything to the contrary in this Guaranty or in the Credit Agreement, (x) this Guaranty shall not be a “Loan Document” as defined in the Credit Agreement and (y) the Guarantor shall not be a “Guarantor” or a “Loan Party” under the Credit Agreement or the Loan Documents.

2. REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants as of the Guaranty Effective Date to the Administrative Agent and the other Secured Parties:

(a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has the power and authority to execute, deliver and perform its obligations under this Guaranty and each other agreement or instrument contemplated hereby to which it is or will be a party.

(b) The execution, delivery and performance by the Guarantor of this Guaranty (i) have been duly authorized by all corporate or other organizational action required to be obtained by the Guarantor and (ii) will not violate (1) any provision of law, statute, rule or regulation applicable to the Guarantor, (2) the certificate or articles of incorporation or other constitutive documents or by-laws of the Guarantor, (3) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Guarantor or (4) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Guarantor is a party or by which it or any of its property is or may be bound.

(c) This Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(d) Notwithstanding anything herein or in any Loan Document to the contrary, the inaccuracy of any representation or warranty herein shall not be a Default or Event of Default under any Loan Document.

3. THE GUARANTY

(a) Guaranty of Guaranteed Obligations. The Guarantor unconditionally guarantees to the Administrative Agent for the benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment when due of the Obligations under the Credit Agreement (the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Obligations of the Guarantor as a counterparty or direct obligor under any Secured Cash Management Agreement or Secured Hedge Agreement. The Guarantor further agrees that the Guaranteed Obligations may be extended, renewed or increased, in whole or in part, solely in the case of any extension or renewal, without notice to or further assent from it and in the case of any increase, upon receipt of a notice from the Administrative Agent and upon receipt of assent from Lumen, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or increase of any Guaranteed Obligation. The Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guaranty of Payment. The Guarantor further agrees that its guarantee hereunder constitutes an absolute, irrevocable and unconditional guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security or guarantee held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other person.

(c) No Limitations.

(i) Except for the termination or release of the Guarantor’s obligations hereunder as expressly provided for in Section 6(g) and subject to the provisions of Section 3(g), the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or un-enforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, and except for the termination or release of the Guarantor’s obligations hereunder as expressly provided for in Section 6(g) and subject to the provisions of Section 3(g), shall not be discharged or impaired or otherwise affected by:

(1) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of this Guaranty or otherwise;

(2) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guaranty or any other agreement, in each case, that is not otherwise permitted by this Guaranty;

(3) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations (for the avoidance of doubt, excluding any security granted by the Guarantor, it being understood that the Guarantor has not granted any security interest or lien under this Guaranty);

(4) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(5) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the occurrence of the Termination Date);

(6) any illegality, irregularity, invalidity or enforceability of any Guaranteed Obligation or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto, or any other invalidity or unenforceability relating to or against the Borrower or the Guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement, any Secured Hedge Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or the Guarantor, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(7) any change in the legal existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party, or any of their respective assets or any resulting release or discharge of any Guaranteed Obligation (other than the occurrence of the Termination Date);

(8) the existence of any claim, set-off or other rights that the Guarantor may have at any time against any Loan Party, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(9) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(10) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations;

(11) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(12) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law);

(13) any borrowing or grant of a security interest by the Borrower or any of its Subsidiaries, as debtor-in-possession, under Section 364 of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law) or in any other bankruptcy or insolvency proceeding; provided that the Guaranteed Obligations shall not include any obligations arising from such debtor-in-possession borrowings or grants of security interests; and

(14) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety (other than defense of payment or performance).

(ii) Except as otherwise set forth herein or in the Credit Agreement, the Guarantor expressly authorizes the Secured Parties (or the Administrative Agent on behalf of the Secured Parties) to take and hold security for the payment of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of the Guarantor hereunder; provided that, upon the release of all or substantially all of the Collateral or all other guarantors of the Guaranteed Obligations, the Administrative Agent shall promptly notify the Guarantor thereof.

(iii) To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other guarantor, other than the occurrence of the Termination Date or the termination or release of the Guarantor from this Guaranty pursuant to Section 6(g).

(iv) The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Termination Date shall have occurred and except for the termination of the Guarantor from this Guaranty obligations hereunder as expressly provided for in Section 6(g).

(v) To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any other guarantor, as the case may be, or any security.

(d) Reinstatement. Notwithstanding the provisions of Section 6(g)(i), the Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made; provided that reinstatement pursuant to this Section 3(d) shall not apply following the effective date of a termination or release of the Guarantor’s obligations pursuant to Section 6(g), except with respect to payments actually made by the Guarantor under this Guaranty prior to such termination that are subsequently rescinded or restored.

(e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Administrative Agent as provided above, all rights of the Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 7 hereof.

(f) Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of each Loan Party and their respective subsidiaries and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks. In the event any Secured Party (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Secured Party (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation, (ii) to disclose any information which such Secured Party (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

(g) Maximum Liability. The Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each Secured Party hereby confirms that it is the intention of all such persons that this Guaranty and the Guaranteed Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Secured Parties and the Guarantor hereby irrevocably agree that the Guaranteed Obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

4. [Reserved]

5. PAYMENTS FREE AND CLEAR OF TAXES

The Guarantor agrees that (a) it will perform or observe all of the terms, covenants and agreements that Section 2.17 of the Credit Agreement requires a “Guarantor” (as defined in the Credit Agreement) to perform or observe, subject to the qualifications set forth therein, and (b) any payment required to be made by it hereunder shall be subject to Section 2.17 of the Credit Agreement, subject to the conditions and qualifications set forth therein.

6. OTHER TERMS

(a) Entire Agreement. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to a guaranty of the Loans and other extensions of credit under the Loan Documents.

(b) Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

(c) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d) Notices. All communications and notices hereunder shall be in writing and shall be delivered by hand or overnight courier service, or sent by email, to the Guarantor at the address set forth on the signature page hereof (or at such other address as the Guarantor shall have specified by written notice to the Administrative Agent), to the Borrower at the address specified in Section 9.01 of the Credit Agreement (or at such other address as the Borrower shall have specified by written notice to the Guarantor and the Administrative Agent), and to the Administrative Agent at the address specified in Section 9.01 of the Credit Agreement (or at such other address as the Administrative Agent shall have specified by written notice to the Guarantor). Notices sent by hand or overnight courier service shall be deemed to have been given when received.

(e) Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns. Whenever in this Guaranty the Guarantor is referred to, such reference shall be deemed to include the permitted successors and assigns of the Guarantor and all covenants, promises and agreements by the Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns.

(f) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and each other Secured Party provided in this Guaranty, the Credit Agreement, each Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 6(f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. When making any demand hereunder against the Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against the Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither this Guaranty nor any provision hereof may be waived, amended or modified (other than termination or release of this Guaranty pursuant to Section 6(g)) except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor.

(g) Termination and Release.

(i) This Guaranty shall automatically terminate, and the Guarantor shall automatically be released from its obligations hereunder, on the earliest of (i) the consummation of any transaction pursuant to which the Borrower ceases to be a Subsidiary of the Guarantor, (ii) the date on which Lumen provides written notice to the Administrative Agent to terminate this Guaranty, which notice shall be given in the sole discretion of Lumen and may be given at any time for any reason, in accordance with Section 9.01 of the Credit Agreement and (iii) the Termination Date.

(ii) [reserved].

(iii) In connection with any termination or release pursuant to this Section 6(g), the Administrative Agent shall execute and deliver to the Guarantor all documents that the Guarantor shall reasonably request to evidence such termination or release; provided, in no event shall the Administrative Agent be required to execute or deliver any instrument or document evidencing release until it receives a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Guaranty and the Loan Documents and that the execution and delivery of such release is authorized or permitted by this Guaranty and the Loan Documents. The Guarantor shall prepare any document requested under this Section 6(g) at its own cost and expense and any execution and delivery of documents pursuant to this Section 6(g) by is made without representation, recourse to or warranty by the Administrative Agent. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the execution and delivery of such documents.

(h) Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Guaranty by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. The provisions of Section 9.24 of the Credit Agreement relating to electronic signatures shall be incorporated herein mutatis mutandis.

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

(j) For the avoidance of doubt, this Guaranty is a guarantee of the Guaranteed Obligations only and shall not be construed to subject the Guarantor to any affirmative or negative covenant, financial covenant or reporting obligation contained in the Credit Agreement or any other Loan Document, except to the extent expressly set forth herein. The Guarantor shall not be deemed to be a “Loan Party” (as defined in the Credit Agreement) solely by reason of being a party to this Guaranty.

(k) For the avoidance of doubt, this Guaranty is unsecured, and nothing in this Guaranty shall be construed to grant or require the Guarantor or any other person to grant any lien, security interest, or other encumbrance on any property or assets of the Guarantor or any other person to secure the Guaranteed Obligations or any other obligations hereunder.

7. INDEMNITY; SUBROGATION AND SUBORDINATION

(a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 7(c)), the Borrower agrees that in the event a payment shall be made by the Guarantor under this Guaranty in respect of any Obligation of the Borrower that constitutes a Guaranteed Obligation, the Borrower shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

(b) [Reserved].

(c) Subordination, etc. Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantor under Section 7(a) and all other rights of indemnity or subrogation of the Guarantor under applicable law or otherwise shall be fully subordinated to the Guaranteed Obligations until the occurrence of the Termination Date. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or appropriation or application of funds of the Guarantor by any Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Loan Party or any collateral security or guarantee or right of set-off held by any Secured Party for the payment of the Guaranteed Obligations until the Termination Date shall have occurred, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by the Guarantor hereunder until the Termination Date shall have occurred. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the Termination Date of the Guaranteed Obligations, such amount shall be held by the Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of any Loan Party to make the payments required by Section 7(a) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or the Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder. The parties hereto acknowledge that the rights of indemnification hereunder shall constitute assets of the Guarantor to which such indemnification is owing.

8. GOVERNING LAW

THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

9. JURISDICTION; CONSENT TO SERVICE OF PROCESS

(a) The Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any other Secured Party, or any Affiliate of the foregoing, in any way relating to this Guaranty or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (a) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 6(d). Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

10. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. RIGHT OF SET-OFF

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligation at any time owing by such Lender to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured; provided, however, that (x) no set-off shall be exercised against any deposit account or other obligation maintained or arising in connection with any revolving credit facility or other credit facility to which the Guarantor is a party (other than this Guaranty), (y) any recovery by any Lender or any Affiliate thereof pursuant to its set-off rights under this Section 11 is subject to the provisions of Section 2.18(c) of the Credit Agreement and (z) any Defaulting Lender’s set-off right hereunder shall be subject to Section 9.06 of the Credit Agreement. Each Lender agrees promptly to notify the Borrower, the Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

12. [RESERVED]

13. [RESERVED]

14. [RESERVED]

15. ADMINISTRATIVE AGENT

For the avoidance of doubt, in entering into this Guaranty the Administrative Agent shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the Administrative Agent, including, without limitation, the provisions relating to the rights, protections, powers, indemnities, immunities, duties, exculpation or conduct of, affecting the liability of or otherwise affording protection to the Administrative Agent thereunder; provided that nothing in this Section 15 shall impose any indemnification or other payment obligation on the Guarantor beyond the Guaranteed Obligations. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Guaranty shall require the Administrative Agent to exercise any discretionary acts, and any provisions of this Guaranty that authorize or permit the Administrative Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to, the Administrative Agent receiving direction form the Required Lenders (or such other number or percentage of the Lenders as shall be expressly required by the Credit Agreement or the other Loan Documents).

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and delivered as of the date first above written.

Borrower:

LEVEL 3 FINANCING, INC.

By:	/s/ Jon Yourkoski
Name:	Jon Yourkoski
Title:	Senior Vice President, Treasurer and
Corporate Development

[Signature Page to the Lumen Parent Guarantee Agreement]

Guarantor:

LUMEN TECHNOLOGIES, INC.

By:	/s/ Jon Yourkoski
Name:	Jon Yourkoski
Title:	Senior Vice President, Treasurer and
Corporate Development

Notice Information:

Lumen Technologies, Inc. 100 CenturyLink Drive Monroe, Louisiana 71203 Attn: Jon Yourkoski; Max Chen

[Signature Page to the Lumen Parent Guarantee Agreement]

Accepted and Agreed to:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jeffery Rose
Name: Jeffery Rose
Title: Vice President

[Signature Page to the Lumen Parent Guarantee Agreement]